                                                                     EXHIBIT 4.6
                                                  FORM OF SUBSCRIPTION AGREEMENT
                                                          DATED DECEMBER 8, 1997



                             SUBSCRIPTION AGREEMENT

                          DATED AS OF DECEMBER 8, 1997

                                 BY AND BETWEEN

                          NAPRO BIOTHERAPEUTICS, INC.

                                      AND

                            ADVANTAGE FUND II, LTD.

                              ___________________

                  SERIES C SENIOR CONVERTIBLE PREFERRED STOCK

                             SUBSCRIPTION AGREEMENT
                  SERIES C SENIOR CONVERTIBLE PREFERRED STOCK
                          NAPRO BIOTHERAPEUTICS, INC.

                                                                       PAGE
                                                                       ----

1.   DEFINITIONS.....................................................     1
2.   AGREEMENT TO SUBSCRIBE..........................................     6
     (a)    Subscription.............................................     6
     (b)    Form of Payment..........................................     6
     (c)    Closing..................................................     6
3.   BUYER'S REPRESENTATIONS, WARRANTIES, ETC........................     6
     (a)    Purchase for Investment..................................     6
     (b)    Accredited Investor......................................     6
     (c)    Reoffers and Resales.....................................     7
     (d)    Company Reliance.........................................     7
     (e)    Information Provided.....................................     7
     (f)    Absence of Approvals.....................................     7
     (g)    Subscription Agreement...................................     7
4.   COMPANY'S REPRESENTATIONS, WARRANTIES, ETC......................     8
     (a)    Organization and Authority...............................     8
     (b)    Qualifications...........................................     8
     (c)    Capitalization...........................................     8
     (d)    Material Losses..........................................     9
     (e)    Concerning the Shares and the Common Stock...............     9
     (f)    Corporate Authorization..................................     9
     (g)    Non-contravention........................................    10
     (h)    Approvals................................................    10
     (i)    Information Provided.....................................    10
     (j)    Conduct of Business......................................    10
     (k)    SEC Filings..............................................    11
     (l)    Absence of Certain Proceedings...........................    11
     (m)    Liabilities..............................................    11
     (n)    Absence of Certain Changes...............................    11
     (o)    Intellectual Property....................................    12
     (p)    Internal Accounting Controls.............................    12
     (q)    Compliance with Law......................................    12
     (r)    Properties...............................................    13
     (s)    Labor Relations..........................................    13
     (t)    Insurance................................................    13
     (u)    ERISA Compliance.........................................    13
     (v)    Tax Matters..............................................    13
     (w)    Investment Company.......................................    13
     (x)    Absence of Brokers, Finders, Etc.........................    13
     (y)    No Solicitation..........................................    14

                                    -4.6-2-




     (z)    Certain Issuances of Securities..........................    14
5.   CERTAIN COVENANTS AND ACKNOWLEDGMENTS...........................    14
     (a)    Transfer Restrictions....................................    14
     (b)    Restrictive Legends......................................    15
     (c)    Transfer Agent Instructions..............................    16
     (d)    Nasdaq Listing...........................................    16
     (e)    Form D...................................................    16
     (f)    State Securities Laws....................................    17
     (g)    Future Financings and Related Actions....................    17
     (h)    Limitation on Certain Actions............................    17
     (i)    Use of Proceeds..........................................    17
     (j)    Best Efforts.............................................    18
     (k)    Preferred Stock..........................................    18
6.   CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL AND ISSUE........    18
7.   CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE................    18
8.   REGISTRATION RIGHTS.............................................    20
     (a)    Mandatory Registration...................................    20
     (b)    Obligations of the Company...............................    20
     (c)    Obligations of the Buyer and other Investors.............    23
     (d)    Expenses of Registration.................................    24
     (e)    Reports under 1934 Act...................................    24
9.   INDEMNIFICATION AND CONTRIBUTION................................    25
     (a)    Indemnification..........................................    25
     (b)    Contribution.............................................    26
10.  MISCELLANEOUS...................................................    26
     (a)    Governing Law............................................    26
     (b)    Headings.................................................    26
     (c)    Severability.............................................    26
     (d)    Notices..................................................    27
     (e)    Counterparts.............................................    27
     (f)    Entire Agreement.........................................    27
     (g)    Waiver...................................................    27
     (h)    Amendment................................................    27
     (i)    Further Assurances.......................................    27
     (j)    Assignment of Registration Rights........................    28
     (k)    Expenses.................................................    28
     (l)    Termination..............................................    28
     (m)    Survival.................................................    29
     (n)    Public Statements, Press Releases, Etc...................    29
     (o)    Construction.............................................    29

EXHIBITS

Exhibit A      Disclosure Statement

                                    -4.6-3-

ANNEXES

Annex I           Form of Certificate of Designations
Annex II          Joint Escrow Instructions
Annex III         Form of Transfer Agent Instruction
Annex IV          Form of Common Stock Purchase Warrants
Annex V           Form of Opinion of Company General Counsel to Be Delivered on
                  Closing Date
Annex VI          Form of Opinion of Company General Counsel to be Delivered on
                  Closing Date
Annex VII         Form of Irrevocable Instruction to Be Given by the Company to
                  the Transfer Agent Upon Effectiveness of SEC Registration
Annex VIII        Form of Opinion of Counsel to Be Delivered to Transfer Agent
                  Upon Effectiveness of SEC Registration

                                    -4.6-4-

                             SUBSCRIPTION AGREEMENT

          THIS SUBSCRIPTION AGREEMENT, dated as of December 8, 1997 (this "Agreement"), by and between NAPRO BIOTHERAPEUTICS, INC., a Delaware corporation (the "Company"), with headquarters located at 6304 Spine Road, Unit A, Boulder, Colorado 80301, and ADVANTAGE FUND II, LTD., a British Virgin Islands corporation (the "Buyer").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Buyer wishes to purchase, upon the terms and subject to the conditions of this Agreement, shares of non-voting Series C Senior Convertible Preferred Stock of the Company which will be convertible into shares of Common Stock (such capitalized term and all other capitalized terms used in this Agreement having the respective meanings provided in Section 1); and

          WHEREAS, the Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D;

          NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1.   DEFINITIONS

          (a) As used in this Agreement, the terms "Agreement", "Buyer" and "Company" shall have the respective meanings assigned to such terms in the introductory paragraph of this Agreement.

          (b) All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Agreement.

          (c) The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

          "Certificate of Designations" means the Certificate of Designations of the Series C Senior Convertible Preferred Stock in the form attached hereto as ANNEX I, as the same is filed with the Secretary of State of the State of Delaware.

          "Claims" means any losses, claims, damages, liabilities or expenses (joint or several), incurred by a Person or entity.

          "Closing Date" means 12:00 noon, New York City time, on December 8, 1997 or such other time as is mutually agreed between the Company and the Buyer.

          "Code" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder and published interpretations thereof.

          "Common Shares" means the Conversion Shares, the Dividend Shares and the Warrant Shares.

          "Common Stock" means the Common Stock, par value $.0075 per share, of the Company.

          "Company Proprietary Rights" means all patents, patent applications, inventions, trademarks, trade names, applications for registration of trademarks, service marks, service mark applications, copyrights, know-how, manufacturing processes, formulae, trade secrets, licenses and rights in any thereof and any other intangible property and assets which are material to the businesses of the Company and the Subsidiaries as now conducted, as proposed to be conducted or as described in this Agreement.

          "Conversion Notice" means the Notice of Conversion substantially in the form of Section 15(a) of the Certificate of Designations.

          "Conversion Price" shall have the meaning provided in the Certificate of Designations.

          "Conversion Shares" means the shares of Common Stock and the related Preferred Stock Purchase Rights issuable upon conversion of the Preferred Shares.

          "Disclosure Statement" means the Disclosure Statement prepared by the Company and attached hereto as EXHIBIT A which relates to the representations, warranties, covenants and agreements of the Company set forth in Section 4 and which refers to the section and subsection numbers of this Agreement to which the information set forth in the Disclosure Statement relates.

          "Dividend Shares" means the shares of Common Stock and the related Preferred Stock Purchase Rights issuable in payment of dividends on the Preferred Shares.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder and published interpretations thereof.

          "Escrow Agent" means the escrow agent identified in the Joint Escrow Instructions.

          "Equity Securities" means Common Stock or securities convertible into, exchangeable for, or otherwise entitling the holder to acquire, any Common Stock.

          "Indemnified Party" means the Company, each of its directors, each of its officers who signs the Registration Statement, each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any Person who controls such stockholder or underwriter within the meaning of the 1933 Act or the 1934 Act.

          "Indemnified Person" means each Investor who holds Registrable Securities and each Investor who sells such Registrable Securities in the manner permitted under this Agreement, the directors, if any, of such Investor, the officers, if any, of such Investor, each Person, if any, who controls any Investor within the meaning of the 1933 Act or the 1934 Act, any underwriter (as defined in the 1933 Act) acting on behalf of an Investor who participates in the offering of Registrable Securities of such Investor in accordance with the plan of distribution contained in the Prospectus, the directors, if any, of such underwriter and the officers, if any, of such underwriter, and each Person, if any, who controls any such underwriter within the meaning of the 1933 Act or the 1934 Act.

          "Inspector" means any attorney, accountant or other agent retained by an Investor for the purposes provided in Section 8(b)(9).

          "Investor" means the Buyer and any permitted transferee or assignee who agrees to become bound by the provisions of Sections 5(a), 8 and 9 of this Agreement.

          "Joint Escrow Instructions" means the Joint Escrow Instructions attached hereto as ANNEX II.

          "Margin Stock" shall have the meaning provided in Regulation G of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 207).

          "NASD" means the National Association of Securities Dealers, Inc.

          "Nasdaq" means the Nasdaq National Market.

          "1996 10-K" means the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

          "1934 Act" means the Securities Exchange Act of 1934, as amended.

          "1933 Act" means the Securities Act of 1933, as amended.

          "Non-Responsive Investor" means an Investor who does not provide the Requested Information to the Company at least one (1) Business Day prior to the filing of the Registration Statement.

          "Optional Redemption Event" shall have the meaning provided in Section 1 of the Certificate of Designations.

          "Person" means an individual, partnership, corporation, limited liability company, trust, incorporated organization, or unincorporated association or a government, governmental agency or any political subdivision of either thereof.

          "Preferred Shares" means the shares of Preferred Stock to be purchased by the Buyer pursuant to this Agreement, as set forth on the signature page of this Agreement.

          "Preferred Stock" shall mean the Series C Senior Convertible Preferred Stock, $.001 par value, of the Company.

          "Preferred Stock Purchase Rights" means the Preferred Stock Purchase Rights issued or issuable pursuant to the Rights Agreement (or any similar rights hereafter issued by the Company with respect to the Common Stock).

          "Prospectus" means the prospectus, including any preliminary prospectus, used in connection with the Registration Statement and any amendment or supplement thereto.

          "Purchase Price" means the aggregate purchase price for the Preferred Shares set forth on the signature page of this Agreement.

          "Questionnaire" means the Prospective Purchaser Questionnaire completed by the Buyer and furnished to the Company.

          "Record" shall mean all pertinent financial and other records, pertinent corporate documents and properties of the Company and the Subsidiaries subject to inspection for the purposes provided in Section 8(b)(9).

          "Redemption Price Note" Means a Redemption Price Note , in the form set forth in Section 14(i) of the Certificate of Designations, issued by the Company pursuant to Section 9(a) of the Certificate of Designations.

          "register," "registered," and "registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the 1933 Act and pursuant to Rule 415, and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

          "Registrable Securities" means the Conversion Shares and the Dividend Shares and any stock or other securities into which or for which the Common Stock may hereafter be changed, converted or exchanged by the Company or its successor, as the case may be, and any other securities issued to holders of such Common Stock (or such shares into which or for which such shares are so changed, converted or exchanged) upon any reclassification, share combination, share subdivision, share dividend, merger, consolidation or similar transaction or event.

          "Registration Period" means the period from the SEC Effective Date to the earlier of (i) the date which is two years after the Closing Date and (ii) the date on which the Investors no longer own or have any right to acquire any Registrable Securities.

          "Registration Statement" means a registration statement on Form S-3 of the Company under the 1933 Act, including any amendment thereto, which names the Investors as selling stockholders.

          "Regulation D" means Regulation D promulgated by the SEC under the 1933 Act.

          "Requested Information" means the information the Company requires from each Investor in connection with the preparation of the Registration Statement.

          "Rights Agreement" means the Rights Agreement, dated as of November 8, 1996, by and between the Company and American Stock Transfer & Trust Company, as Rights Agent.

          "Rule 415" means Rule 415 under the 1933 Act or any successor rule providing for offering securities on a delayed or continuous basis.

          "Rule 144" means Rule 144 promulgated by the SEC under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit a holder of any securities to sell such securities to the public without registration under the 1933 Act.

          "SEC" means the Securities and Exchange Commission.

          "SEC Effective Date" means the date the Registration Statement is declared effective by the SEC.

          "SEC Reports" means the 1996 10-K, the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, the Company's definitive proxy statement for its 1997 Annual Meeting of Stockholders and the Company's Current Report on Form 8-K, dated September 18, 1997.

          "Securities" means, collectively, the Shares, the Redemption Price Notes and the Warrants.

          "Shares" means the Preferred Shares and the Common Shares.

          "Subsidiary" means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by the Company.

          "Transaction Documents" means, individually or collectively, this Agreement, the Certificate of Designations, the Warrants, the Transfer Agent Instruction, the Redemption Price Notes and the other agreements, instruments and documents contemplated hereby and thereby.

          "Transfer Agent" means American Stock Transfer & Trust Company, or any successor thereof, serving as transfer agent and registrar for the Common Stock, conversion agent for the Preferred Stock and exercise agent for the Warrants.

          "Transfer Agent Instruction" means the irrevocable Transfer Agent Instruction from the Company to the Transfer Agent for the benefit of the holders from time to time of the Preferred Stock, in substantially the form attached hereto as ANNEX III.

          "Violation" means

          (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading,

          (ii) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading,

          (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation under the 1933 Act, the 1934 Act or any state securities law, or any common law fraud or negligent misrepresentation or alleged common law fraud or negligent misrepresentation, or

          (iv) any breach or alleged breach by any Person of any representation, warranty, covenant, agreement or other term of any of the Transaction Documents.

          "Warrants" means Common Stock Purchase Warrants in the form attached hereto as ANNEX IV, in the amount specified in Section 2.

          "Warrant Shares" means the shares of Common Stock and the related Preferred Stock Purchase Rights issuable upon exercise of the Warrants.

          2.   AGREEMENT TO SUBSCRIBE; PURCHASE PRICE.

          (A) SUBSCRIPTION. The Buyer hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Buyer, on the Closing Date, the number of Preferred Shares set forth on the signature page of this Agreement, having the terms and conditions as set forth in the form of Certificate of Designations attached hereto as ANNEX I, at the price per share set forth on the signature page of this Agreement and for the Purchase Price. The Purchase Price shall be payable in United States Dollars. In connection with the purchase of the Preferred Shares by the Buyer, the Company shall issue to the Buyer at the closing on the Closing Date Warrants to purchase the number of shares of Common Stock shown on the signature page of this Agreement.

          (B) FORM OF PAYMENT. Within three Business Days after the date the Company and the Buyer execute and deliver this Agreement, one to the other, the Buyer shall deposit an amount equal to the Purchase Price in escrow by delivering funds in United States Dollars in the amount of the Purchase Price to the Escrow Agent identified in the Joint Escrow Instructions against delivery by the Company of the certificates for the Preferred Shares registered in the name of the Buyer. Payment of the Purchase Price shall be made by wire transfer of funds to:

          Citibank, N.A.
          153 East 53rd Street
          New York, New York 10043
          ABA#021000089

          For credit to Account #3717 9446
          For credit to the account of Brian W. Pusch Attorney Escrow Account
          Reference:  Advantage/NaPro


Promptly following payment by the Buyer to the Escrow Agent of the Purchase Price, but in no event later than two Business Days after such payment and in any event prior to the Closing Date, the Company shall deliver certificates for the Preferred Shares and the Warrants, registered in the name of the Buyer, to the Escrow Agent against payment therefor on the Closing Date at the closing. By signing this Agreement, each of the Buyer and the Company agrees to all of the terms and conditions of, and becomes a party to, the Joint Escrow Instructions, all of the provisions of which are incorporated herein by this reference as if set forth in full.

          (C) CLOSING. The issuance and sale of the Preferred Shares and the issuance of the Warrants shall occur on the Closing Date at the Law Offices of Brian W Pusch, Penthouse Suite, 29 West 57th Street, New York, New York.

          3.   BUYER'S REPRESENTATIONS, WARRANTIES, ETC.

          The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

          (A) PURCHASE FOR INVESTMENT. The Buyer is purchasing the Preferred Shares for its own account for investment only and not with a view towards the public sale or distribution thereof;

          (B) ACCREDITED INVESTOR. The Buyer is an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3) thereof;

          (C) REOFFERS AND RESALES. All subsequent offers and sales of the Shares by the Buyer shall be made pursuant to registration of the Shares being offered and sold under the 1933 Act or pursuant to an exemption from registration;

          (D) COMPANY RELIANCE. The Buyer understands that (1) the Preferred Shares are being offered and sold and the Warrants are being issued to the Buyer, (2) the Common Shares and the Redemption Price Notes are being offered to the Buyer, (3) upon conversion of the Preferred Shares, the Conversion Shares will be issued to the Buyer, (4) upon payment of any dividends on the Preferred Shares in shares of Common Stock, the Dividend Shares will be issued to the Buyer, and (5) upon exercise of the Warrants, the Warrant Shares will be sold to the Buyer, in each such case in reliance on one or more exemptions from the registration requirements of the 1933 Act, including, without limitation, Regulation D, and exemptions from state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein and in the Questionnaire, a true and accurate copy of which has been delivered by the Buyer to the Company, in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Shares; and the information with respect to the Buyer set forth in the Questionnaire is accurate and complete in all material respects;

          (E) INFORMATION PROVIDED. The Buyer and its advisors, if any, have requested, received and considered all information relating to the business, properties, operations, condition (financial or other), results of operations and prospects of the Company and the Subsidiaries and information relating to the offer and sale of the Preferred Shares and the offer and, upon conversion of the Preferred Shares or exercise of the Warrants, sale of the Common Shares and the offer of the Redemption Price Notes deemed relevant by them; the Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company concerning the terms of the Securities and the business, properties, operations, condition (financial or other), results of operations and prospects of the Company and the Subsidiaries and have received satisfactory answers to any such inquiries; without limiting the generality of the foregoing, the Buyer has had the opportunity to obtain and to review the SEC Reports and the Disclosure Statement; the Buyer has, in connection with its decision to purchase the Preferred Shares, relied solely upon the SEC Reports, the Disclosure Statement, the representations, warranties, covenants and agreements of the Company set forth in this Agreement and to be contained in the other Transaction Documents, as well as any investigation of the Company completed by the Buyer or its advisors; the Buyer understands that its investment in the Securities involves a high degree of risk;

          (F) ABSENCE OF APPROVALS. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities; and

          (G) SUBSCRIPTION AGREEMENT. The Buyer has all requisite power and authority, corporate or otherwise, to execute, deliver and perform its obligations under this Agreement and the other agreements executed or to be executed by the Buyer in connection herewith and to consummate the transactions contemplated hereby and thereby; and this Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and, assuming due execution and delivery by the Company, is a valid and binding agreement of the Buyer enforceable in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law.

          4.   COMPANY'S REPRESENTATIONS, WARRANTIES, ETC.

          The Company represents and warrants to, and covenants and agrees with, the Buyer that, except as set forth in the Disclosure Statement:

          (A) ORGANIZATION AND AUTHORITY. The Company and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to (i) own, lease and operate its properties and to carry on its business as described in the SEC Reports and as currently conducted, and (ii) to execute, deliver and perform its obligations under this Agreement, the Certificate of Designations, the Warrants, the Transfer Agent Instruction, and the other agreements executed and delivered by the Company in connection herewith, and to consummate the transactions contemplated hereby and thereby; and the Company does not have any equity investment in any other Person other than the Subsidiaries listed in Exhibit
21.1 to the 1996 10-K and NBT, Ltd., a Cayman Islands corporation.

          (B) QUALIFICATIONS. The Company and each of its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions wherein such qualification is necessary and where failure so to qualify could have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or, to the best of the Company's knowledge, prospects of the Company and the Subsidiaries taken as a whole.

          (C) CAPITALIZATION. The authorized capital stock of the Company consists of (a) 19,000,000 shares of Common Stock of which 12,533,699 shares were outstanding as of the close of business on December 1, 1997, all of which are fully paid and nonassessable; (b) 1,000,000 shares of Nonvoting Common Stock, $.0075 par value, of which 395,000 shares were outstanding on December 1, 1997; and (c) 2,000,000 shares of Preferred Stock, $.001 par value, 700,000 of which were originally designated Convertible Preferred Stock, Series A, none of which are outstanding; 190,000 shares have been designated Series B Junior Participating Preferred Stock, none of which is outstanding; and of which 5,000 shares will be designated as Series C Senior Convertible Preferred Stock and issued pursuant to this Agreement; from December 1, 1997 to the Closing Date there will be (x) no material increase in the number of shares of Common Stock outstanding (except for shares issued upon exercise of options and warrants outstanding on the date hereof or options or similar rights granted subsequent to the date of this Agreement pursuant to the Company's stock option plans in effect on the date of this Agreement) and (y) no issuance of shares of preferred stock of the Company other than pursuant to this Agreement. The 1996 10-K discloses as of December 31, 1996 all outstanding options or warrants for the purchase of, or other rights to purchase or subscribe for, or securities convertible into or exchangeable for, Common Stock or other capital stock of the Company, or any contracts or commitments to issue or sell Common Stock or other capital stock of the Company or any such options, warrants, rights or other securities; and except as disclosed in the SEC Reports, from such date to the date hereof there has been, and to the Closing Date there will be, no material change in the amount or terms of any of the foregoing except for the grant of options to purchase shares of Common Stock pursuant to the Company's stock option plans in effect on the date of this Agreement. The Company has duly reserved from its authorized and unissued shares of Common Stock the full number of shares required for (a) all options, warrants, convertible securities and other rights to acquire shares of Common Stock which are outstanding, (b) the shares of Exchangeable Preferred Stock, Series A of NaPro BioTherapeutics (Canada), Inc. which were outstanding and exchangeable for Common Stock on December 1, 1997 and (c) all shares of Common Stock and options and other rights to acquire shares of Common Stock which may be issued or granted under the stock option and similar plans which have been adopted by the Company or any Subsidiary; and, immediately following the Closing Date, after giving effect to any antidilution or similar adjustment arising by reason of issuance of the Preferred Shares and the Warrants, the total number of shares of Common Stock reserved and required to be reserved from the authorized and unissued shares of Common Stock for purposes of all such options, warrants, convertible securities, other rights and stock option and similar plans (excluding the Preferred Shares and the Warrants) will be 4,943,012. Each outstanding class or series of securities for which any such antidilution adjustment will occur is identified on the Disclosure Statement attached hereto, together with the amount of such antidilution adjustment for each such class or series. The outstanding shares of capital stock of the Company have been duly authorized and validly issued. None of such outstanding shares of capital stock of the Company has been issued in violation of the preemptive rights of any securityholder of the Company. The offers and sales of the outstanding shares of capital stock of the Company and options, warrants and other rights to acquire Common Stock were at all relevant times either registered under the 1933 Act and applicable state securities laws or exempt from such requirements. Except as set forth in the Disclosure Statement, no holder of any of the Company's securities has any rights, "demand," "piggy-back" or otherwise, to have such securities registered by reason of the intention to file, filing or effectiveness of the Registration Statement; and prior to the Closing Date the Company shall obtain written waivers from such Persons.

          (D) MATERIAL LOSSES. Except as set forth in the SEC Reports, since December 31, 1996, neither the Company nor any Subsidiary has sustained any loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which loss or interference could be material to the business, properties, operations, condition (financial or other), results of operations or, to the best of the Company's knowledge after due inquiry, prospects of the Company and the Subsidiaries taken as a whole.

          (E) CONCERNING THE SHARES AND THE COMMON STOCK. The Shares have been duly authorized and the Preferred Shares, when issued and paid for in accordance with this Agreement, and the Conversion Shares, when issued upon conversion of the Preferred Shares, and the Dividend Shares, when issued in payment of dividends thereon, and the Warrant Shares, when issued upon exercise of the Warrants, as the case may be, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. Except as set forth on the Disclosure Statement, there are no preemptive or similar rights of any stockholder of the Company or any other Person to acquire any of the Shares and, prior to the Closing Date, the Company shall obtain written waivers from such Persons. The Company has duly reserved 1,250,000 shares of Common Stock as the Conversion Shares and 175,000 shares of Common Stock as the Warrant Shares, and such shares shall remain so reserved (subject to reduction from time to time for shares of Common Stock issued upon conversion of Preferred Shares and exercise of the Warrant), and the Company shall from time to time reserve such additional shares of Common Stock as shall be required to be reserved pursuant to the Certificate of Designations, as long as the Preferred Shares are convertible, and pursuant to the Warrants, so long as the Warrants are exercisable. The Common Stock is listed for trading on Nasdaq and (1) the Company and the Common Stock meet the criteria for continued listing and trading on Nasdaq; (2) the Company has not been notified since January 1, 1995 by the NASD of any failure or potential failure to meet the criteria for continued listing and trading on Nasdaq and (3) no suspension of trading in the Common Stock is in effect. The Company knows of no reason that the Common Shares will not be eligible for listing on Nasdaq.

          (F) CORPORATE AUTHORIZATION. The Transaction Documents have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered on behalf of the Company and this Agreement is, the Certificate of Designations, when executed by the Company and filed with the Secretary of State of the State of Delaware, will be, and the Transfer Agent Instruction and the Warrants, when executed and delivered by the Company, and each Redemption Price Note, when executed by the Company and issued in payment of the redemption price of Preferred Shares in accordance with the Certificate of Designations will be, valid and binding obligations of the Company enforceable in accordance with their respective terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law.

          (G) NON-CONTRAVENTION. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the issuance of the Preferred Shares, the Warrants and the Redemption Price Notes as contemplated by this Agreement and the other transactions contemplated by the Transaction Documents do not and will not, with or without the giving of notice or the lapse of time, or both, (i) result in any violation of any term of the certificate of incorporation or by-laws of the Company or any Subsidiary, (ii) conflict with or result in a breach by the Company or any Subsidiary of any of the terms or provisions of, or constitute a default under, or result in the modification of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties or assets are bound or affected, (iii) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary or any of their respective properties or assets or (iv) have any material adverse effect on any permit, certification, registration, approval, consent, license or franchise necessary for the Company or any Subsidiary to own or lease and operate any of their respective properties and to conduct any of their respective businesses or the ability of the Company or any Subsidiary to make use thereof.

          (H) APPROVALS. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained by the Company or any Subsidiary for (1) the execution, delivery and performance by the Company of the Transaction Documents, (2) the issuance and sale of shares of Common Shares upon conversion of, or in payment of dividends on, the Preferred Shares and upon exercise of the Warrants as contemplated by this Agreement, the Certificate of Designations and the Warrants, (3) the issuance of Redemption Price Notes pursuant to the Certificate of Designations and (4) the performance by the Company of its other obligations under the Transaction Documents, other than (1) listing of the Common Shares on Nasdaq, (2) registration of the resale of the Common Shares under the 1933 Act as contemplated by Section 8, (3) as may be required under applicable state securities or "blue sky" laws, (4) consent of the holders of the Company's Senior Convertible Notes issued on June 4, 1997 and (5) filing of one or more Forms D with respect to the Securities as required under Regulation D.

          (I) INFORMATION PROVIDED. The information provided by or on behalf of the Company to the Buyer and referred to in Section 3(e) of this Agreement does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, it being understood that for purposes of this Section 4(i), any statement contained in such information shall be deemed to be modified or superseded for purposes of this
Section 4(i) to the extent that a statement in any document included in such information which was prepared or filed with the SEC on a later date modifies or replaces such statement, whether or not such later prepared or filed statement so states.

          (J) CONDUCT OF BUSINESS. Except as set forth in the SEC Reports, since December 31, 1996, neither the Company nor any Subsidiary has (i) incurred any material obligation or liability (absolute or contingent) other than in the ordinary course of business; (ii) canceled, without payment in full, any material notes, loans or other obligations receivable or other debts or Claims held by it other than in the ordinary course of business; (iii) sold, assigned, transferred, abandoned, mortgaged, pledged or subjected to lien any of its material properties, tangible or intangible, or rights under any material contract, permit, license, franchise or other agreement; (iv) conducted its business in a manner materially different from its business as conducted on such date; (v) declared, made or paid or set aside for payment any cash or non-cash distribution on any shares of its capital stock; or (vi) consummated, or entered into any agreement with respect to, any transaction or event which would constitute an Optional Redemption Event. Except as disclosed in the SEC Reports, the Company and the Subsidiaries own, possess or have obtained all governmental, administrative and third party licenses, permits, certificates, registrations, approvals, consents and other authorizations necessary to own or lease (as the case may be) and operate their respective properties, whether tangible or intangible, and to conduct their respective businesses or operations as currently conducted, except such licenses, permits, certificates, registrations, approvals, consents and authorizations the failure of which to obtain would not have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or, to the best of the Company's knowledge after due inquiry, prospects of the Company and the Subsidiaries taken as a whole.

          (K) SEC FILINGS. The Company has timely filed all reports required to be filed under the 1934 Act and any other material reports or documents required to be filed with the SEC since January 1, 1994. All of such reports and documents complied, when filed, in all material respects, with all applicable requirements of the 1933 Act and the 1934 Act. The Company meets the requirements for the use of Form S-3 for the registration of the resale of the Common Shares by the Buyer. The Company has not filed any reports with the SEC under the 1934 Act since December 31, 1996 other than the SEC Reports.

          (L) ABSENCE OF CERTAIN PROCEEDINGS. Except as described in the SEC Reports or in the Disclosure Statement, there is no action, suit, proceeding, inquiry or, to the knowledge of the Company or any Subsidiary, investigation before or by any court, public board or body pending or threatened against the Company or any Subsidiary, wherein an unfavorable decision, ruling or finding could have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or, to the best of the Company's knowledge after due inquiry, prospects of the Company and the Subsidiaries taken as a whole or the transactions contemplated by the Transaction Documents or which could adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, the Transaction Documents; the Company does not have pending before the SEC any request for confidential treatment of information and to the best of the Company's knowledge no such request will be made by the Company prior to the SEC Effective Date; and to the best of the Company's knowledge there is not pending or contemplated, and there has been no, investigation by the SEC involving the Company or any director or officer of the Company.

          (M) LIABILITIES. Except as and to the extent disclosed, reflected or reserved against in the financial statements of the Company and the notes thereto included in the SEC Reports, neither the Company nor any Subsidiary has any material (individually or in the aggregate) liabilities, debts or obligations whether accrued, absolute, contingent or otherwise, and whether due or to become due. Subsequent to December 31, 1996, neither the Company nor any Subsidiary has incurred any liabilities, debts or obligations of any nature whatsoever which are individually or in the aggregate material to the Company and the Subsidiaries taken as a whole, other than those incurred in the ordinary course of their respective businesses or disclosed in the SEC Reports.

          (N) ABSENCE OF CERTAIN CHANGES. Since December 31, 1996, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or other), results of operations or, to the best of the Company's knowledge after due inquiry, prospects of the Company or any Subsidiary, except as disclosed in the SEC Reports.

          (O) INTELLECTUAL PROPERTY. To the best of the Company's knowledge, the Company and the Subsidiaries own or are licensed to use all Company Proprietary Rights. Except as disclosed in the Disclosure Statement, the Company does not have any knowledge of, and the Company has not given or received any notice of, any pending conflicts with or infringement of the rights of others with respect to any Company Proprietary Rights or with respect to any license of Company Proprietary Rights. Except as disclosed in the Disclosure Statement, no action, suit, arbitration, or legal, administrative or other proceeding, or investigation is pending, or, to the best knowledge of the Company, threatened, which involves any Company Proprietary Rights. Neither the Company nor any Subsidiary is subject to any judgment, order, writ, injunction or decree of any court or any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, or has entered into or is a party to any contract which restricts or impairs the use of any such Company Proprietary Rights in a manner which would have a material adverse effect on the use by the Company or any Subsidiaries of any of the Company Proprietary Rights. To the best knowledge of the Company, no Company Proprietary Rights and no services or products sold by the Company or any Subsidiary, conflict with or infringe upon any proprietary rights available to any third party. Neither the Company nor any Subsidiary has received written notice of any pending conflict with or infringement upon such third-party proprietary rights. Neither the Company nor any Subsidiary has entered into any consent, indemnification, forbearance to sue or settlement agreement with respect to Company Proprietary Rights other than in the ordinary course of business. Except as disclosed in the Disclosure Statement, no claims have been asserted by any person with respect to the validity of the Company's or any Subsidiary's ownership or right to use the Company Proprietary Rights and, to the best knowledge of the Company, there is no reasonable basis for any such claim to be successful. To the best knowledge of the Company, the Company Proprietary Rights are valid and enforceable. No registration relating to the Company Proprietary Rights has lapsed, expired or been abandoned or canceled or is the subject of cancellation or other adversarial proceedings, and all applications therefor are pending and are in good standing, except as disclosed in the Disclosure Statement and except for such lapses, expirations, abandonments, cancellations, adversarial proceedings or failures to be in good standing which would not, singly or in the aggregate, have a material adverse effect on the business, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company and the Subsidiaries taken as a whole. The Company and the

Subsidiaries have complied, in all material respects, with their respective contractual obligations relating to the protection of the Company Proprietary Rights used pursuant to licenses. Except as disclosed in the Disclosure Statement, to the best knowledge of the Company, no person is infringing on or violating the Company Proprietary Rights.

          (P) INTERNAL ACCOUNTING CONTROLS. The Company and the Subsidiaries maintain a system of internal accounting controls meeting the requirements of
Section 13(b)(2) of the 1934 Act in all material respects.

          (Q) COMPLIANCE WITH LAW. Neither the Company nor any Subsidiary is in violation of any statute, law, rule, regulation, ordinance, decision or order of any governmental agency or body or any court, domestic or foreign, including, without limitation, those relating to the use, operation, handling, transportation, disposal or release of hazardous or toxic substances or wastes or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances or wastes, except where such violation would not individually or in the aggregate have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or, to the best of the Company's knowledge after due inquiry, prospects of the Company and the Subsidiaries taken as a whole; and neither the Company nor any Subsidiary is aware of any pending investigation which would reasonably be expected to lead to such a claim.

          (R) PROPERTIES. Except as disclosed in the Disclosure Statement, the Company and each Subsidiary has good title to all property real and personal (tangible and intangible) and other assets owned by it, free and clear of all security interests, charges, mortgages, liens or other encumbrances, except such as are described in the SEC Reports or the Disclosure Statement or such as do not materially interfere with the use of such property made, or proposed to be made, by the Company or such Subsidiary. The leases, licenses or other contracts or instruments under which the Company and each Subsidiary leases, holds or is entitled to use any property, real or personal, are valid, subsisting and enforceable with only such exceptions as do not materially interfere with the use of such property made, or proposed to be made, by the Company or such Subsidiary. Neither the Company nor any Subsidiary has received notice of any material violation of any applicable law, ordinance, regulation, order or requirement relating to its owned or leased properties.

          (S) LABOR RELATIONS. No material labor problem exists or, to the knowledge of the Company or any Subsidiary, is imminent with respect to any of the employees of the Company or any Subsidiary.

          (T) INSURANCE. The Company and the Subsidiaries maintain insurance against loss or damage by fire or other casualty and such other insurance, including but not limited to, product liability insurance, in such amounts and covering such risks as is customarily maintained by companies of comparable size engaged in the same or a similar business and in the same geographic region as the Company and the Subsidiaries.

          (U) ERISA COMPLIANCE. The Company and each Subsidiary is in compliance in all material respects with all presently applicable provisions of ERISA; no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any Subsidiary would have any liability; neither the Company nor any

Subsidiary has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or
(ii) Sections 412 or 4971 of the Code; and each "pension plan" for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

          (V) TAX MATTERS. Except as disclosed in the Disclosure Statement, the Company and each Subsidiary has filed all federal, state and local income and franchise tax returns required to be filed and has paid all taxes shown by such returns to be due, and no tax deficiency has been determined adversely to the Company or any Subsidiary which has had (nor does the Company or any Subsidiary have any knowledge of any tax deficiency which, if determined adversely to the Company or any Subsidiary might have) a material adverse effect on the business, properties, operations, conditions (financial or other), results of operations or, to the best of the Company's knowledge after due inquiry, prospects of the Company and the Subsidiaries taken as a whole.

          (W) INVESTMENT COMPANY. Neither the Company nor any Subsidiary is an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended and the rules and regulations of the SEC thereunder.

          (X) ABSENCE OF BROKERS, FINDERS, ETC. No broker, finder or similar Person is entitled to any commission, fee or other compensation by reason of the transactions contemplated by this Agreement, and the Company shall pay, and indemnify and hold harmless the Buyer from, any claim made against the Buyer by any Person for any such commission, fee or other compensation.

          (Y) NO SOLICITATION. No form of general solicitation or general advertising was used by the Company or, to the best of its knowledge, any other Person acting on behalf of the Company, in respect of the Securities or in connection with the offer and sale of the Shares. Neither the Company nor, to its knowledge, any Person acting on behalf of the Company has, either directly or indirectly, sold or offered for sale to any Person any of the Preferred Shares or, within the six months prior to the date hereof, any other similar security of the Company except as contemplated by this Agreement; and neither the Company nor any Person authorized to act on its behalf will sell or offer for sale any shares of Preferred Stock, shares of Common Stock or the Warrants, or solicit any offers to buy any shares of Preferred Stock, shares of Common Stock or the Warrants so as thereby to cause the issuance or sale of any of the Shares to be in violation of Section 5 of the 1933 Act.

          (Z) CERTAIN ISSUANCES OF SECURITIES. The Company has not issued any shares of Common Stock or shares of any series of preferred stock or other securities convertible into, exchangeable for or otherwise entitling the holder to acquire shares of Common Stock which are subject to Section 4460(i)(1)(D) of the rules of the NASD (or any successor or replacement provision thereof) and which would be integrated with the sale of the Preferred Shares to the Buyer or the issuance of Conversion Shares upon conversion thereof, Dividend Shares in payment of dividends thereon or Warrant Shares issuable upon exercise of the Warrants, for purposes of such Section 4460(i)(1)(D) (or any successor or replacement provision thereof).

          5.   CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

          (A)  TRANSFER RESTRICTIONS.  The Buyer acknowledges and agrees that
(1) the Preferred Shares and the Warrants to be issued to it hereunder and the Redemption Price Notes which may be issued pursuant to the Certificate of Designations have not been and are not being registered under the provisions of the 1933 Act or any state securities laws and, except as provided in Section 8, the Common Shares have not been and are not being registered under the 1933 Act or any state securities laws, and that the Preferred Shares, the Warrants and the Redemption Price Notes may not be transferred unless the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Preferred Shares, the Warrants or the Redemption Price Notes to be transferred may be transferred without such registration; (2) no sale, assignment or other transfer of the Preferred Shares, the Warrants or the Redemption Price Notes or any interest therein may be made except in accordance with the terms hereof; (3) the Common Shares may not be resold by the Buyer unless the resale has been registered under the 1933 Act or is made pursuant to an exemption from such registration;
(4) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if the exemption provided by Rule 144 is not available, any resale of the Securities under circumstances in which the seller, or the Person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (5) the Company is under no obligation to register the Securities (other than registration of the resale of the Common Shares in accordance with Section 8) under the 1933 Act or, except as provided in Section 8, to comply with the terms and conditions of any exemption thereunder. The Buyer may not transfer the Common Shares in a transaction which does not constitute a transfer thereof pursuant to the Registration Statement in accordance with the plan of distribution set forth therein or in any supplement to the Prospectus forming part of the Registration Statement unless the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, that such Common Shares may be transferred without registration under the 1933 Act.

          (B) RESTRICTIVE LEGENDS. (1) The Buyer acknowledges and agrees that the certificates for the Preferred Shares shall bear restrictive legends in substantially the following form (and a stop-transfer order may be placed against transfer of the Preferred Shares):

    These securities have not been registered under the Securities Act of 1933, as amended (the "Act"). The sale to the holder of these securities of the shares of common stock issuable upon conversion of these securities and in payment of dividends on these securities are not covered by a registration statement under the Act. These securities have been acquired, and such shares of common stock must be acquired, for investment and may not be resold, transferred or assigned in the absence of an effective registration statement under the Act or an opinion of counsel reasonably satisfactory in form, scope and substance to the Company that registration is not required under the Act.

    The number of shares constituting the portion of the Maximum Share Amount, as defined in the Certificate of Designations of Rights and Preferences (the "Certificate of Designations") of the Series C Convertible Preferred Stock (the "Series C Shares"), allocated to the Series C Shares represented by this certificate for purposes of conversion thereof is 2,506,739.

    Section 10(b)(3)(A) of the Certificate of Designations permits a holder of the securities represented by this certificate to convert such securities in accordance with the Certificate of Designations without being required to physically surrender this certificate to the Company unless all of the securities represented hereby are so converted. Consequently, following conversion of any of the securities represented by this certificate, the number of shares represented by this certificate may be less than the number of shares stated hereon.

          (2) The Buyer acknowledges and agrees that the Warrants shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Warrants):

    The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be resold, transferred or assigned in the absence of an effective registration statement for the securities under the Securities Act of 1933, as amended, or an opinion of counsel that registration is not required under said Act.

          (3) The Buyer acknowledges and agrees that until such time as the Common Shares have been registered for resale under the 1933 Act as contemplated by Section 8, the certificates for the Common Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the Common Shares):

    The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). The securities have been acquired for investment and may not be resold, transferred or assigned in the absence of an effective registration statement for the securities under the Act, or an opinion of counsel reasonably satisfactory in form, scope and substance to the Company that registration is not required under the Act.

          (4) Once the Registration Statement required to be filed by the Company pursuant to Section 8 has been declared effective, thereafter (1) upon request of the Buyer the Company will substitute certificates without restrictive legend for certificates for any Common Shares issued prior to the SEC Effective Date which bear such restrictive legend and remove any stop-transfer restriction relating thereto promptly, but in no event later than three days after surrender of such certificates by the Buyer and (2) the Company shall not place any restrictive legend on certificates for Conversion Shares issued on conversion of the Preferred Shares or Dividend Shares issued as a dividend on the Preferred Shares or on any Warrant Shares issued upon exercise of the Warrants or impose any stop-transfer restriction thereon.

          (C) TRANSFER AGENT INSTRUCTIONS. Promptly following the delivery by the Buyer of the Purchase Price for the Preferred Shares in accordance with
Section 2(b) hereof, and in any event prior to the closing, the Company will (1) irrevocably instruct the Transfer Agent pursuant to the Transfer Agent Instruction substantially in the form attached hereto as ANNEX III, to issue certificates for the Conversion Shares from time to time upon conversion of the Preferred Shares and Warrant Shares from time to time upon exercise of the Warrants in such amounts as specified from time to time to the Transfer Agent in the Conversion Notices surrendered in connection with such conversions and the Form of Subscription in the form attached to the Warrants and (2) appoint the Transfer Agent the conversion agent for the Preferred Stock and the exercise agent for the Warrants. The certificates for the Common Shares may bear the restrictive legend specified in
Section 5(b) of this Agreement prior to registration of the resale of the Common Shares under the 1933 Act. The certificates for the Conversion Shares and the Warrant Shares shall be registered in the name of the Buyer or its nominee and in such denominations to be specified by the Buyer in connection with each conversion of Preferred Shares and exercise of Warrants. The Company warrants that no instruction other than (x) such instructions referred to in this Section 5(c), (y) stop transfer instructions to give effect to Section 5(a) hereof prior to registration of the resale of the Common Shares under the 1933 Act and (z) the instructions required by Section 8(b)(12) hereof will be given by the Company to the Transfer Agent and that the Common Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Warrants. If the Transfer Agent seeks the Company's concurrence in connection with a notice of conversion or warrant exercise, the Company will immediately give such concurrence except to the extent the Company notifies the Transfer Agent and the Buyer of manifest error in such notice of conversion or warrant exercise in accordance with the Certificate of Designations, the Warrants, and the Transfer Agent Instructions. If the Buyer provides the Company with an opinion of counsel reasonably satisfactory in form, scope and substance to the Company that registration of a resale by the Buyer of any of the Common Shares in accordance with the last sentence of Section 5(a) of this Agreement is not required under the 1933 Act, the Company shall permit the transfer of such Common Shares and promptly, but in no event later than three days after receipt of such opinion, instruct the Transfer Agent to issue upon transfer one or more share certificates in such name and in such denominations as specified by the Buyer. Nothing in this
Section 5(c) shall limit the obligations of the Company under Section 8 of this Agreement.

          (D) NASDAQ LISTING; REPORTING STATUS. On or prior to the Closing Date, the Company shall file with Nasdaq an application or other document required by Nasdaq for listing of the Common Shares with Nasdaq (which need not for purposes of this Agreement be accompanied by the applicable fees of Nasdaq) and shall provide evidence of such filing to the Buyer. So long as the Buyer beneficially owns any Preferred Shares, Warrants or Common Shares, the Company will use its best efforts to maintain the listing of the Common Stock on the Nasdaq or another national securities exchange. So long as the Company is required to maintain effectiveness of the Registration Statement in accordance with Section 8 and its shares of Common Stock are publicly traded, the Company shall timely file all reports required to be filed with the SEC pursuant to
Section 13 or 15(d) of the 1934 Act, and the Company shall not, during the period the Company is required to keep the Registration Statement effective pursuant to Section 8(b), terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

          (E) FORM D. The Company agrees to file one or more Forms D with respect to the Securities as required under Regulation D to claim the exemption provided by Rule 506 of Regulation D and to provide a copy thereof to the Buyer promptly after such filing.

          (F) STATE SECURITIES LAWS. On or before the Closing Date, the Company shall take such action as shall be necessary to qualify, or to obtain an exemption for, the Preferred Shares for sale to the Buyer pursuant to this Agreement, the Warrants for issuance to the Buyer pursuant to this Agreement, the Conversion Shares for issuance to the Buyer on conversion of the

Preferred Shares and the Warrant Shares for issuance to the Buyer on exercise of the Warrants under such of the securities or "blue sky" laws of jurisdictions as shall be applicable to the sale of the Preferred Shares and issuance of the Warrants to the Buyer pursuant to this Agreement and the issuance to the Buyer of Conversion Shares on conversion of the Preferred Shares or Warrant Shares on exercise of the Warrants, as the case may be. Prior to the issuance of the Redemption Price Notes, the Company shall take such actions under applicable state securities laws as shall be necessary to qualify, or to obtain exemption for the Redemption Price Notes under such laws. In connection with the foregoing obligations of the Company in this Section 5(f), the Company shall not be required (1) to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5(f), (2) to subject itself to general taxation in any such jurisdiction, (3) to file a general consent to service of process in any such jurisdiction, (4) to provide any undertakings that cause more than nominal expense or burden to the Company or
(5) to make any change in its charter or by-laws which the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders. The Company shall furnish copies of all filings, applications, orders and grants or confirmations of exemptions relating to such securities or "blue sky" laws on or prior to the Closing Date.

          (G) FUTURE FINANCINGS AND RELATED ACTIONS. (1) The Company shall not issue any Equity Securities which would, for the purposes of Section 4460(i)(1)(D) of the rules of the NASD (or any successor or replacement provision thereof), be integrated with the sale of the Preferred Shares and issuance of the Warrants to the Buyer or the issuance of Conversion Shares on conversion of Preferred Shares or Warrant Shares on exercise of the Warrants.

          (2) The Company shall not offer, sell, contract to sell or issue (or engage any Person to assist the Company in taking any such action) any Equity Securities at a price below the market price of the Common Stock during the period from the date of this Agreement to the date on which the Registration Statement shall have been effective with the SEC and available for use by the selling stockholders named therein for 90 consecutive days; provided, however, that nothing in this Section 5(g)(2) shall prohibit the Company from issuing securities (x) pursuant to compensation plans for employees, directors, officers, advisers or consultants of the Company and in accordance with the terms of such plans as in effect as of the date of this Agreement, (y) upon exercise of conversion, exchange, purchase or similar rights issued, granted or given by the Company and outstanding as of the date of this Agreement or the payment of dividends or interest thereon in shares of stock in accordance with the terms of such instruments or (z) pursuant to a public offering underwritten on a firm commitment basis and registered under the 1933 Act or pursuant to an offering of shares of Common Stock directly to institutional investors which is registered under the 1933 Act.

          (H) LIMITATION ON CERTAIN ACTIONS. From the date of execution and delivery of this Agreement by the parties hereto to the date of issuance of the Preferred Shares, the Company (1) shall comply with Sections 5 and 12 of the Certificate of Designations as if the Preferred Shares were outstanding, (2) shall not take any action which, if the Preferred Shares were outstanding, would constitute an Optional Redemption Event or, with the giving of notice or the passage of time or both, would constitute an Optional Redemption Event.

          (I) USE OF PROCEEDS. The Company represents, warrants, covenants and agrees that: (1) it does not own or have any present intention of acquiring any Margin Stock; (2) the proceeds of sale of the Preferred Shares will be used for general working capital purposes and in the operation of the Company's business; (3) none of such proceeds will be used, directly or indirectly (A) to make any loan to or investment in any other Person (other than a Subsidiary) or (B) for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently a Margin Stock or for any other purpose which might constitute the transactions contemplated by this Agreement a "purpose credit" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System; and (4) neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the transactions contemplated hereby to violate Regulation G, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the 1934 Act, in each case as in effect now or as the same may hereafter be in effect.

          (J) BEST EFFORTS. Each of the parties shall use its best efforts timely to satisfy each of the conditions to the other party's obligations to sell and purchase the Preferred Shares and issue the Warrants set forth in
Section 6 or 7, as the case may be, of this Agreement on or before the Closing Date.

          (K) PREFERRED STOCK. So long as the Preferred Shares are outstanding, the company shall cause its books, records and financial statements to reflect the Preferred Stock as valid senior preferred stock of the Company.

          6.   CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL AND ISSUE.

          The Buyer understands that the Company's obligation to sell the Preferred Shares and issue the Warrants to the Buyer pursuant to this Agreement is conditioned upon the satisfaction of the following conditions precedent on or before the Closing Date (any or all of which may be waived by the Company in its sole discretion):

          (a) Delivery by the Buyer to the Escrow Agent of good funds in an amount equal to the Purchase Price;

          (b) On the Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement; and

          (c) The representations and warranties of the Buyer contained in this Agreement shall be true and correct on the Closing Date as if made on the Closing Date and the Buyer shall have performed on or before the Closing Date all covenants and agreements of the Buyer required to be performed on or before the Closing Date.

          7.   CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

          The Company understands that the Buyer's obligation to purchase the Preferred Shares and acquire the Warrants on the Closing Date is conditioned upon the satisfaction of the following conditions precedent on or before the Closing Date (any or all of which may be waived by the Buyer in its sole discretion):

          (a) Delivery by the Company to the Escrow Agent of the certificates for the Preferred Shares and the Warrants in accordance with this Agreement;

          (b) The Transfer Agent shall have acknowledged in writing the Transfer Agent Instruction on terms acceptable to the Buyer;

          (c) On the Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement;

          (d) The representations and warranties of the Company contained in this Agreement and each other agreement or instrument executed and delivered by the Company in connection with this Agreement shall be true and correct on the Closing Date as if made on the Closing Date; and on or before the Closing Date the Company shall have performed all covenants and agreements of the Company contained herein required to be performed by the Company on or before the Closing Date;

          (e) No event which, if the Preferred Shares were outstanding, would constitute an Optional Redemption Event or, with the giving of notice or the lapse of time, or both, would constitute an Optional Redemption Event shall have occurred and be continuing;

          (f) The Company shall have delivered to the Buyer its certificate, dated the Closing Date, duly executed by its Chief Financial Officer to the effect set forth in subparagraphs (c), (d), and (e) of this Section 7;

          (g) The Buyer shall have received satisfactory confirmation of the filing with the Secretary of State of the State of Delaware of the Certificate of Designations;

          (h) The Company shall have filed the appropriate application or form with Nasdaq for the listing of the Common Shares on Nasdaq (which need not be accompanied by the applicable fees of Nasdaq) and the Buyer shall have received written evidence of such filing;

          (i) The Company shall have received (and furnished a copy to the Buyer) written confirmation, on terms acceptable to the Buyer, from the Nasdaq that, for purposes of Section 4460(i) of the rules of the NASD, the issuance of the Preferred Shares and the Warrants, and the issuance of Common Shares upon conversion of Preferred Shares and in payment of dividends thereon and on exercise of the Warrants will not be integrated with the issuance on June 4, 1997 of the Company's Senior Convertible Notes and Common Stock Purchase Warrants, or the issuance of shares of Common Stock upon conversion and exercise thereof;

          (j) The Buyer shall have received a certificate, dated the Closing Date, of the Secretary of the Company certifying (1) the Certificate of Incorporation and By-Laws of the Company as in effect on the Closing Date, (2) all resolutions of the Board of Directors (and committees thereof) of the Company relating to this Agreement and the transactions contemplated hereby and
(3) such other matters as reasonably requested by the Buyer;

          (k) The Buyer shall have received on the Closing Date (1) an opinion of Holme Roberts & Owen LLP, dated the Closing Date, addressed to the Buyer, in form, scope and substance reasonably satisfactory to the Buyer, to the effect set forth in ANNEX V attached hereto and (2) an opinion of Kai Larson, Esq., Director, Legal Affairs of the Company, dated the Closing Date, addressed to the Buyer, in form, scope and substance reasonably satisfactory to the Buyer, to the effect set forth in ANNEX VI attached hereto;

          (l) On the Closing Date, (i) trading in securities on the New York Stock Exchange, Inc., the American Stock Exchange, Inc. or Nasdaq shall not have been suspended or materially limited and (ii) a general moratorium on commercial banking activities in the State of Colorado or the State of New York shall not have been declared by either federal or state authorities; and

          (m) The Company shall have obtained (1) written waivers, in form and substance reasonably satisfactory to the Buyer, (A) by D&N Holding Company ("D&N") of the rights under the Subscription Agreement, dated as of June 7, 1993, between the Company and D&N, with respect to the purchase of certain securities by D&N, and shall have furnished a copy of such waiver to the Buyer and (B) by all Persons listed on the Disclosure Statement by reason of the last sentence of Section 4(c) and (2) written consents, in form and substance reasonably satisfactory to the Buyer, of the holders of the Company's Senior Convertible Notes issued on June 4, 1997.

          8.   REGISTRATION RIGHTS.

          (A) MANDATORY REGISTRATION. (1) The Company shall prepare and, on or prior to the date which is 15 days after the Closing Date, file with the SEC a Registration Statement on Form S-3 covering the resale by the Buyer of a number of shares of Common Stock equal to at least the number of Conversion Shares issuable to the Buyer upon conversion of the Preferred Shares, determined at the Conversion Price which is applicable on the day the Registration Statement is filed with the SEC (and determined without regard to the limitation on beneficial ownership contained in the second sentence of Section 10(a) of the Certificate of Designations), and Warrant Shares issuable upon exercise of the Warrants, and such additional number of shares of Common Stock as the Company shall in its discretion determine to register in connection with the issuance of shares of Common Stock as a dividend on the Preferred Shares and which Registration Statement shall state that, in accordance with Rule 416 under the 1933 Act, such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Preferred Shares to prevent dilution resulting from stock splits, stock dividends or similar transactions. If, notwithstanding Rule 416 under the 1933 Act, the Registration Statement is not deemed to cover such indeterminate number of shares of Common Stock as shall be issuable upon conversion of the Preferred Shares based on changes from time to time in the Conversion Price such that at any time the number of shares of Common Stock included in the Registration Statement required to be filed as provided in the first sentence of this Section 8(a) shall be insufficient to cover the number of shares of Common Stock issuable on conversion in full of the unconverted Preferred Shares, then promptly, but in no event later than 15 days after such insufficiency shall occur, the Company shall file with the SEC an additional Registration Statement on Form S-3 (which shall not constitute a post-effective amendment to the Registration Statement filed pursuant to the first sentence of this Section 8(a)) covering such number of shares of Common Stock as shall be sufficient to permit such conversion; provided, however, that nothing in this Section 8(a) shall limit the rights of the holder of the

Preferred Shares to have all or a portion of the Preferred Shares redeemed pursuant to Section 12 of the Certificate of Designations. For all purposes of this Agreement such additional Registration Statement shall be deemed to be the Registration Statement required to be filed by the Company pursuant to this
Section 8(a), and the Company and the Investors shall have the same rights and obligations with respect to such additional Registration Statement as they shall have with respect to the initial Registration Statement required to be filed by the Company pursuant to this Section 8(a).

          (2) Prior to the SEC Effective Date or during any time subsequent to the SEC Effective Date when the Registration Statement for any reason is not available for use by any Investor for the resale of any of Registrable Securities, the Company shall not file any other registration statement or any amendment thereto with the SEC under the 1933 Act or request the acceleration of the effectiveness of any other registration statement previously filed with the SEC, other than any registration statement on Form S-8.

          (B) OBLIGATIONS OF THE COMPANY. In connection with the registration of the Registrable Securities, the Company shall:

          (1) use its best efforts to cause the Registration Statement referred to in the first sentence of Section 8(a)(1) to become effective as promptly as possible after the execution and delivery of this Agreement by the parties hereto, and keep the Registration Statement effective pursuant to Rule 415 at all times during the Registration Period. The Company shall submit to the SEC, within three Business Days after the Company learns that no review of the Registration Statement will be made by the staff of the SEC or that the staff of the SEC has no further comments on the Registration Statement, as the case may be, a request for acceleration of effectiveness of the Registration Statement to a time and date not later than 48 hours after the submission of such request. The Company represents and warrants to the Investors that (a) the Registration Statement (including any amendments or supplements thereto and prospectuses contained therein), at the time it is first filed with the SEC, at the time it is ordered effective by the SEC and at all times during which it is required to be effective hereunder (and each such amendment and supplement at the time it is filed with the SEC and at all times during which it is available for use in connection with the offer and sale of the Registrable Securities) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (b) the Prospectus, at the time the Registration Statement is declared effective by the SEC and at all times that the Prospectus is required by this Agreement to be available for use by any Investor, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

          (2) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective, and the Prospectus current, at all times during the Registration Period, and, during the Registration Period, comply with the provisions of the 1933 Act applicable to the Company in order to permit the disposition by the Investors of all Registrable Securities covered by the Registration Statement;

          (3) furnish to each Investor whose Registrable Securities are included in the Registration Statement and its legal counsel, (1) promptly after the same is prepared and publicly distributed, filed with the SEC or received by the Company, five copies of the Registration Statement and any amendment thereto, each Prospectus and each amendment or supplement thereto, (2) one copy of each letter written by or on behalf of the Company to the SEC or the staff of the SEC and each item of correspondence from the SEC or the staff of the SEC relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), each of which the Company hereby determines to be confidential information and which the Buyer hereby agrees to keep confidential as a confidential Record in accordance with Section 8(b)(9) and (3) such number of copies of a Prospectus and all amendments and supplements thereto and such other documents, as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor;

          (4) use its best efforts to (i) to register and qualify the Registrable Securities covered by the Registration Statement under the securities or blue sky laws of such jurisdictions as the Investors who hold a majority in interest of the Registrable Securities reasonably request, (ii) to prepare and to file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period and (iii) to take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale by the Investors in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto (I) to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 8(b)(4), (II) to subject itself to general taxation in any such jurisdiction, (III) to file a general consent to service of process in any such jurisdiction, (IV) to provide any undertakings that cause more than nominal expense or burden to the Company or (V) to make any change in its charter or by-laws which the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders;

          (5) as promptly as practicable after becoming aware of such event or circumstance, notify each Investor of any event or circumstance of which the Company has knowledge, as a result of which the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or which would require any supplement or amendment to the Registration Statement or the Prospectus, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement and Prospectus to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to each Investor as such Investor may reasonably request;

          (6) as promptly as practicable after becoming aware of such event, notify each Investor who holds Registrable Securities being sold of the issuance by the SEC of any stop order or other suspension of effectiveness of the Registration Statement at the earliest possible time;

          (7) permit the Investors who hold Registrable Securities being included in the Registration Statement and a single firm of counsel designated as selling stockholders' counsel by the Investors who hold a majority in interest of the Registrable Securities being sold to review at such Investors' expense the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the SEC and shall not file any document in a form to which any Investor or such counsel reasonably objects;

          (8) make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earning statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement;

          (9) make available for inspection by any Investor and any Inspector retained by any such Investor at such Investor's sole expense, all Records as shall be reasonably necessary to enable each Investor to exercise its due diligence responsibility and cause the Company's and the Subsidiaries' officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to an Investor) of any Records or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction or (iii) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements with the Company with respect thereto, with substantially the same requirements as this Section 8(b)(9). Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. The Company shall hold in confidence and shall not make any disclosure of information concerning an Investor provided to the Company pursuant to this Agreement unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor and allow such Investor, at such Investor's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information;

          (10) use its best efforts to cause all the Registrable Securities covered by the Registration Statement to be listed on Nasdaq prior to the Closing Date or such other principal securities market on which securities of the same class or series issued by the Company are then listed or traded;

          (11) provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the SEC Effective Date;

          (12) cooperate with the Investors who hold Registrable Securities being offered to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts as the Investors may reasonably request and registered in such names as the Investors may request; and, not later than the SEC Effective Date, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, (i) to the Transfer Agent (with copies to the Investors whose Registrable Securities are included in such Registration Statement) an instruction substantially in the form attached hereto as ANNEX VII and (ii) to the Investors whose Registrable Securities are included in such Registration Statement and to the Transfer Agent an opinion of such counsel, in the form attached hereto as ANNEX VIII;

          (13) during the Registration Period, the Company shall not bid for or purchase any Common Stock or any right to purchase Common Stock or attempt to induce any Person to purchase any such security or right if such bid, purchase or attempt would in any way limit the right of the Investors to sell Registrable Securities by reason of the limitations set forth in Regulation M under the 1934 Act; and

          (14) take all other reasonable actions necessary to expedite and facilitate disposition by the Investors of the Registrable Securities pursuant to the Registration Statement.

          (C) OBLIGATIONS OF THE BUYER AND OTHER INVESTORS. In connection with the registration of the Registrable Securities, the Investors shall have the following obligations:

          (1) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least four (4) Business Days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor of the Requested Information if any of such Investor's Registrable Securities are eligible for inclusion in the Registration Statement. If at least one (1) Business Day prior to the filing date the Company has not received the Requested Information from an Investor, then the Company may file the Registration Statement without including Registrable Securities of such Non-Responsive Investor;

          (2) Each Investor by such Investor's acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement;

          (3) Each Investor agrees that it will not effect any disposition of the Registrable Securities except as contemplated in the Registration Statement or as shall otherwise be in compliance with the registration requirements of applicable securities laws and that it will promptly notify the Company of any material changes in the information set forth in the Registration Statement regarding such Investor or its plan of distribution; each Investor agrees (a) to notify the Company in writing in the event that such Investor enters into any material agreement with a broker or a dealer for the sale of the Registrable Securities through a block trade, special offering, exchange distribution or a purchase by a broker or dealer and (b) in connection with such agreement, to provide to the Company in writing the information necessary to prepare any supplemental prospectus pursuant to Rule 424(c) under the 1933 Act which is required with respect to such transaction;

          (4) Each Investor acknowledges that there may occasionally be times as specified in Section 8(b)(5) or 8(b)(6) when the Company must suspend the use of the Prospectus until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the SEC, the Company has prepared a supplement to the Prospectus or the Company has filed an appropriate report with the SEC pursuant to the 1934 Act. Each Investor hereby covenants that it will not sell any Registrable Securities pursuant to said Prospectus during the period commencing at the time at which the Company gives such Investor notice of the suspension of the use of said Prospectus in accordance with Section 8(b)(5) or 8(b)(6) and ending at the time the Company gives such Investor notice that such Investor may thereafter effect sales pursuant to the Prospectus, or until the Company delivers to such Investor an amended or supplemented Prospectus;

          (5) In connection with any sale of Registrable Securities which is made pursuant to the Registration Statement through a broker, each Investor shall instruct its broker or brokers to deliver the Prospectus to the purchaser or purchasers in connection with such sale, shall supply copies of such Prospectus to such broker or brokers and shall otherwise use its reasonable best efforts to comply with the prospectus delivery requirements of the 1933 Act.

          (D) EXPENSES OF REGISTRATION. All reasonable expenses incurred in connection with registrations, filings or qualifications pursuant to this Agreement shall be paid by the Company, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees and the fees and disbursements of counsel for the Company and the Investors, but excluding (1) fees and expenses of investment bankers retained by any Investor,
(2) brokerage commissions incurred by any Investor and (3) any other such expenses incurred by an Investor which are expressly provided in this Agreement to be payable by such Investor.

          (E) REPORTS UNDER 1934 ACT. With a view to making available to the Investors the benefits of Rule 144, the Company agrees to:

          (1) furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (A) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (B) such information as may be necessary to permit the Investors to sell their Registrable Securities pursuant to Rule 144 without registration; and

          (2) if at any time the Company is not required to file such reports with the SEC, use its best efforts to, upon the request of an Investor, make publicly available other information so long as is necessary to permit publication by brokers and dealers of quotations for the Common Stock and sales of the Registrable Securities in accordance with Rule 15c2-11 under the 1934 Act.

          9.   INDEMNIFICATION AND CONTRIBUTION.

          (A) INDEMNIFICATION. (1) To the extent not prohibited by applicable law, the Company will indemnify and hold harmless each Indemnified Person against any Claims to which any of them may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any Violation. Subject to the restrictions set forth in Section 9(a)(3) with respect to the number of legal counsel, the Company shall reimburse the Investors and each such controlling Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 9(a)(1): shall not apply to
(I) a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information relating to an Indemnified Person furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such Prospectus was timely made available by the Company pursuant to Section 8(b)(3) hereof or such amendment or supplement was timely made available by the Company pursuant to Section 8(b)(5); and (II) amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 10(j).

          (2) In connection with the Registration Statement, each Investor agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in Section 9(a)(1), each Indemnified Party against any Claim to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and such Investor will reimburse any legal or other expenses reasonable incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 9(a)(2) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Section 9(a)(2) for only that amount of a Claim as does not exceed the amount by which the proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement exceeds the amount paid by such Investor for such Registrable Securities. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this
Section 9(a)(2) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the Prospectus, as then amended or supplemented.

          (3) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 9(a) of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 9(a), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel reasonably satisfactory to the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 9(a), except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 9(a) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

          (B) CONTRIBUTION. To the extent any indemnification by an indemnifying party as set forth in Section 9(a) above is applicable by its terms but is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 9(a) to the fullest extent permitted by law. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative fault of each party, the parties' relative knowledge of and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances; provided, however, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 9(a), (b) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any other Person who was not guilty of such fraudulent misrepresentation and (c) contribution by any Investor shall be limited to the amount by which the proceeds received by such Investor from the sale of such Registrable Securities exceeds the amount paid by such Investor for such Registrable Securities.

          10.  MISCELLANEOUS.

          (A) GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Colorado.

          (B) HEADINGS. The headings, captions and footers of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

          (C) SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

          (D) NOTICES. Any notices required or permitted to be given under the terms of this Agreement shall be sent by mail or delivered personally (which shall include telephone line facsimile transmission) or by courier and shall be effective five days after being placed in the mail, if mailed, or upon receipt, if delivered personally or by courier, in the case of the Company addressed to the Company at its address shown in the introductory paragraph of this Agreement, Attention: Vice President and Chief Financial Officer (telephone line facsimile transmission number (303) 530-1296) or, in the case of the Buyer, at its address or telephone line facsimile transmission number shown on the signature page of this Agreement with a copy to Genesee International, Inc., 10500 N.E. 8th Street, Suite 1920, Bellevue, Washington 98004-4332 (telephone line facsimile transmission number (425) 462-4645) or such other address as a party shall have provided by notice to the other party in accordance with this provision. The Buyer hereby designates as its address for any notice required or permitted to be given to the Buyer pursuant to the Certificate of Designations the address shown on the signature page of this Agreement, with a copy to: Genesee International, Inc., 10500 N.E. 8th Street, Suite 1920, Bellevue, Washington 98004-4332 (telephone line facsimile transmission number
(425) 462-4645), until the Buyer shall designate another address for such purpose.

          (E) COUNTERPARTS. This Agreement may be executed in counterparts and by the parties hereto on separate counterparts, all of which together shall constitute one and the same instrument. A facsimile transmission of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party.

          (F) ENTIRE AGREEMENT; BENEFIT. This Agreement, including the Annexes and Exhibits hereto, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties, or undertakings, other than those set forth or referred to herein. This Agreement, including the Annexes and Exhibits hereto, supersedes all prior agreements and understandings, whether written or oral among the parties hereto with respect to the subject matter hereof. This Agreement and the terms and provisions hereof are for the sole benefit of the Company, the Buyer and their respective successors and permitted assigns.

          (G) WAIVER. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, or any course of dealings between the parties, shall not operate as a waiver thereof or an amendment hereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or exercise of any other right or power.

          (H) AMENDMENT. No amendment, modification, waiver, discharge or termination of any provision of this Agreement nor consent to any departure by the Buyer or the Company therefrom shall in any event be effective unless the same shall be in writing and signed by the party to be charged with enforcement, and then shall be effective only in the specific instance and for the purpose for which given. No course of dealing between the parties hereto shall operate as an amendment of this Agreement.

          (I) FURTHER ASSURANCES. Each party to this Agreement will perform any and all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

          (J) ASSIGNMENT OF REGISTRATION RIGHTS. The rights of the Buyer or any other Investor under Sections 5, 8 and 9 of this Agreement shall be automatically assigned by such Investor to any transferee of all or any portion of such Investor's Registrable Securities (or all or any portion of the Preferred Shares or Warrants) only if: (1) such Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (2) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee and (b) the securities with respect to which such registration rights are being transferred or assigned, (3) immediately following such transfer or assignment the further disposition of Registrable Securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws, and (4) at or before the time the Company received the written notice contemplated by clause (2) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained in Sections 5(a), 5(b), 8 and 9 hereof. Upon any such assignment, the Company shall be obligated to such transferee to perform all of its covenants under Sections 5, 8 and 9 of this Agreement as if such transferee were the Buyer and, if the transferee or assignee is an affiliate of the Buyer or has the same investment advisor as the Buyer, then the Company hereby makes to such transferee or assignee all of the representations, warranties, covenants and agreements set forth in Section 4 as of the date made or deemed to be made to the Buyer pursuant to this Agreement. In connection with any such transfer the Company shall, at its sole cost and expense, promptly after such assignment take such actions as shall be reasonably acceptable to the Buyer or other Investor and such transferee to assure that the Registration Statement and related Prospectus are available for use by such transferee for sales of the Registrable Securities in respect of which the rights to registration have been so assigned.

          (K) EXPENSES. Whether or not the closing under this Agreement occurs, the Company shall pay or reimburse the Buyer for the fees and expenses of its legal counsel for the preparation and negotiation of the Transaction Documents and in connection with the closing hereunder; provided, however, that if the Buyer terminates this Agreement pursuant to Section 10(l), the amount payable by the Company shall be limited to the actual amount of such fees and expenses not to exceed $50,000; and provided further, however, that if the closing occurs the amount so payable by the Company for such legal fees and expenses shall be as previously agreed by the Company and such counsel. The Company shall pay on demand all expenses incurred by the Buyer, including reasonable attorneys' fees and expenses, as a consequence of, or in connection with, (1) the negotiation, preparation or execution of any amendment, modification or waiver of the Transaction Documents, (2) any default or breach of any of the Company's obligations set forth in the Transaction Documents and (3) the enforcement or restructuring of any right of, including the collection of any payments due, the Buyer under the Transaction Documents, including any action or proceeding relating to such enforcement or any order, injunction or other process seeking to restrain the Company from paying any amount due the

Buyer. Except as provided in Section 8(d) and in this Section 10(k), each of the Company and the Buyer shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

          (L) TERMINATION. The Buyer shall have the right to terminate this Agreement by giving notice to the Company at any time at or prior to the Closing Date if:

          (1) the Company shall have failed, refused, or been unable at or prior to the date of such termination of this Agreement to perform any of its obligations hereunder;

          (2) any other condition of the Buyer's obligations hereunder is not fulfilled; or

          (3) the closing shall not have occurred on a Closing Date on or before December 31, 1997, other than solely by reason of a breach of this Agreement by the Buyer.

Any such termination shall be effective upon the giving of notice thereof by the Buyer. Upon such termination, the Buyer shall have no further obligation to the Company hereunder and the Company shall remain liable for any breach of this Agreement or the other documents contemplated hereby which occurred on or prior to the date of such termination.

          (M) SURVIVAL. The respective representations, warranties, covenants and agreements of the Buyer and the Company contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall survive the execution and delivery of this Agreement, the delivery of and payment for the Preferred Shares and any sale or transfer of the Shares and shall remain in full force and effect regardless of any investigation made by or on behalf of the Buyer or any Person controlling or acting on behalf of the Buyer or by the Company or any Person controlling or acting on behalf of the Company.

          (N) PUBLIC STATEMENTS, PRESS RELEASES, ETC. The Company and the Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although the Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

          (O) CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

          IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto by their respective officers thereunto duly authorized as of the date first set forth above.


NUMBER OF SHARES:  5,000

PRICE PER SHARE:  $1,000.00

PURCHASE PRICE:  $5,000,000.00

NUMBER OF SHARES UNDERLYING
   WARRANTS:  175,000


                                  ADVANTAGE FUND II LTD.



                                  By /s/ A. P. de Groot
                                     -------------------------------
                                      Title: President


                                  Address:

                                  c/o CITCO
                                  Kaya Flamboyan 9
                                  Curacao, Netherlands Antilles

                                  Facsimile No:  011-599-9732-2008

                                  NAPRO BIOTHERAPEUTICS, INC.



                                  By: /s/ Gordon H. Link, Jr.
                                      ------------------------------
                                      Title: Chief Financial Officer